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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 2000, relating to the consolidated financial statements and financial statement schedule of Authentidate Holding Corp. (formerly known as Bitwise Designs, Inc.) and its subsidiaries (the Company), which appear in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000.

PRICEWATERHOUSECOOPERS, LLP
Albany, New York
July 26, 2001